FROM 10/1/2009 - 09/30/2010

                                                                                                            SHARES/
                             SECURITY          TRADE    AFFILIATED PRINCIPAL                     PURCHASE     PAR     UNDERWRITING
     FUND NAME             DESCRIPTION         DATE          UNDERWRITER       EXECUTING BROKER    PRICE     AMOUNT    CONCESSION
---------------------  --------------------  --------  ----------------------  ----------------  --------  ---------  ------------
Discovery Fund         SuccessFactors Inc    10/20/09  Wells Fargo Securities  Goldman Sachs     $15.50       63,850     4.85%
Discovery Fund         Hyatt Hotels Corp
                       Class A               11/04/09  Wells Fargo Securities  Goldman Sachs     $25.00        9,400     5.12%
Mid Cap Growth Fund    Hyatt Hotels Corp
                       Class A               11/04/09  Wells Fargo Securities  Goldman Sachs     $25.00       21,050     5.12%
Enterprise Fund        Dollar General        11/12/09  Wells Fargo Securities  Citigroup         $21.00       21,900     5.75%
Common Stock Fund      Biomed Realty         04/14/10  Wells Fargo Securities  Raymond James     $17.25      289,850     4.00%
Discovery Fund         Dynavox, Inc          04/22/10  Wells Fargo Securities  Piper Jaffray     $15.00      204,650     7.00%
Diversified Capital    Alliant Techsystems
  Builder              Inc. ATK 6.785        09/08/10  Wells Fargo Securities  BofA              $100.00   1,000,000     1.66%
Traditional Small Cap  World Fuel
  Growth Fund                                09/15/10  Wells Fargo Securities  Barclays          $25.00       27,600     2.70%
Opportunity Fund       BioeMed Realty Trust  09/23/10  Wells Fargo Securities  Raymond James     $17.50      432,350     4.00%
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